EXHIBIT 4.1

NUMBER PS	SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. AND RIDGEFIELD PARK, NJ	SEE REVERSE FOR CERTAIN DEFINITIONS AND A STATEMENT AS TO THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS, IF ANY

CUSIP 741511 10 9

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE, OF

PRICESMART, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

/s/ ROBERT M. GANS		/s/ ROBERT E. PRICE
SECRETARY	[CORPORATE SEAL]	PRESIDENT AND CHIEF EXECUTIVE OFFICER

A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-__________________________ CUSTODIAN_______________________________
(CUST)	(MINOR)

under Uniform Gifts to Minors

Act _______________________________________________________________
(State)

UNIF TRF MIN ACT-                     Custodian (until age         )

        (Cust)

                                                  under Uniform Transfer to Minors Act

      (Minor)                                                                             (State)

Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                           Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.